SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

August 13, 2014

Date of Report (Date of Earliest Event Reported)

Bling Marketing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-192997	46-3999052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 West 46th Street, Suite 5R
New York, NY 10036
(Address of principal executive offices)

(855) 307-2134

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06 – Change in Shell Company Status

During the three months ended June 30, 2014, we began working with several distributors to sell our jewelry products to retail outlets.  We have generated sales revenue of $22,025 for the three months ended June 30, 2014 as a result of these retail sales, as indicated on the statement of operations for the Form 10-Q filed on August 13, 2014.  Due to the seasonal nature of the jewelry industry, we anticipate an increase in sales through the end of the year as the holiday season approaches.

Our greatly increased operations indicate that the Company is no longer a shell company as defined by Rule 12b-2 of the Exchange Act as the Company can no longer be considered to have no or nominal operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Bling Marketing, Inc.

By:  /s/ Dena Kurland

        Dena Kurland

        Principal Executive Officer

        Principal Financial Officer

Dated:  September 11, 2014

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